                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      ALLEGHENY TECHNOLOGIES INCORPORATED
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box)*:

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to  which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

* No fee required

                                                   [Allegheny Technologies Logo]

                                                       1000 Six PPG Place
                                                       Pittsburgh, PA 15222-5479

                                                                  March 14, 2001

To our Stockholders:

We are pleased to invite you to attend the 2001 Annual Meeting of Stockholders. The meeting will be held at 11:00 a.m., Eastern Standard Time on Thursday, May 3, 2001, in the Room 1000 Auditorium, 10th Floor, Two Mellon Bank Center, 435 Fifth Avenue, Pittsburgh, Pennsylvania. The location is accessible to disabled persons.

This booklet includes the notice of meeting as well as the Company's proxy statement. Enclosed with this booklet are the following:

- Proxy or voting instruction card (including instructions for telephone and Internet voting)

- Proxy or voting instruction card return envelope (postage paid if mailed in the U.S.)

A copy of the Company's Annual Report for the year 2000 is also enclosed.

Please read the proxy statement and vote your shares as soon as possible. We encourage you to take advantage of voting by telephone or Internet as explained on the enclosed proxy or voting instruction card. Or, you may vote by completing, signing and returning your proxy or voting instruction card in the enclosed postage-paid envelope. It is important that you vote, whether you own a few or many shares and whether or not you plan to attend the meeting.

If you are a stockholder of record and plan to attend the meeting, please mark the appropriate box on the proxy card, or enter the appropriate information by telephone or Internet, so that we can send your admission ticket to you before the meeting.

We look forward to seeing as many of you as possible at the 2001 Annual Meeting.

Sincerely,

/s/ R. P. Bozzone
R. P. Bozzone
Chairman, President and Chief Executive Officer

                      ALLEGHENY TECHNOLOGIES INCORPORATED

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MEETING DATE:          Thursday, May 3, 2001

TIME:                  11:00 A. M., Eastern Standard Time

PLACE:                 Room 1000 Auditorium, 10th Floor
                       Two Mellon Bank Center (Union Trust Building)
                       435 Fifth Avenue
                       Pittsburgh, Pennsylvania

RECORD DATE:           March 5, 2001

AGENDA

1) Election of a class of five directors;

2) Ratification of the appointment of independent auditors for 2001; and

3) Transaction of any other business properly brought before the meeting.

STOCKHOLDER LIST

A list of stockholders entitled to vote will be available during business hours for 10 days prior to the meeting at the Company's executive offices, 1000 Six PPG Place, Pittsburgh, Pennsylvania, for examination by any stockholder for any legally valid purpose.

ADMISSION TO THE MEETING

Holders of Allegheny Technologies stock or their authorized representatives by proxy may attend the meeting. If you are a stockholder of record and you plan to attend the meeting, please mark and promptly return the proxy card as indicated, or enter the appropriate information by telephone or Internet, so that an admission ticket can be mailed to you. If your shares are held through an intermediary such as a broker or a bank, you should present proof of your ownership at the meeting. Proof of ownership could include a proxy from your bank or broker or a copy of your account statement.

On behalf of the Board of Directors:

/s/ Jon D. Walton
Jon D. Walton
Senior Vice President,
General Counsel and Secretary

Dated: March 14, 2001

PROXY STATEMENT
TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                              PAGE
                                                              ----
Voting Procedures...........................................     1
Board Composition and Practices.............................     2
Item A on Proxy Card--Election of Directors.................     3
Committees of the Board of Directors........................     7
  Report of Audit Committee.................................     8
Director Compensation.......................................     9
Item B on Proxy Card--Ratification of Selection of
  Independent Auditors......................................    10
Other Business..............................................    10
Stock Ownership Information.................................    11
  Section 16(a) Beneficial Ownership Reporting Compliance...    11
  Five Percent Owners of Common Stock.......................    11
  Stock Ownership of Management.............................    12
Report on Executive Compensation............................    13
Executive Compensation......................................    17
  Summary Compensation Table................................    17
  Stock Options.............................................    19
  Long Term Incentive Program...............................    20
  Pension Plans.............................................    21
  Employment and Change in Control Agreements...............    22
  Separation Agreement......................................    22
Cumulative Total Stockholder Return.........................    23
Certain Transactions........................................    24
Other Information...........................................    25
  Annual Report on Form 10-K................................    25
  2002 Annual Meeting and Stockholder Proposals.............    25
  Proxy Solicitation........................................    25
Appendix A - Audit Committee Charter

                             YOUR VOTE IS IMPORTANT

PLEASE VOTE AS SOON AS POSSIBLE. YOU CAN HELP ALLEGHENY TECHNOLOGIES REDUCE EXPENSES BY VOTING YOUR SHARES BY TELEPHONE OR INTERNET; YOUR PROXY CARD CONTAINS THE INSTRUCTIONS. OR, COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                              PROXY STATEMENT FOR
                      2001 ANNUAL MEETING OF STOCKHOLDERS

VOTING PROCEDURES
--------------------------------------------------------------------------------

WHO MAY VOTE

If you were a stockholder on the books of the Company at the close of business on March 5, 2001 you may vote at the annual meeting. On that day, 80,133,152 shares of our Common Stock were outstanding.

Each share is entitled to one vote. In order to vote, you must either designate a proxy to vote on your behalf or attend the meeting and vote your shares in person. The Board of Directors requests your proxy so that your shares will count toward a quorum and be voted at the meeting.

METHODS OF VOTING

All stockholders may transmit their proxy votes by mail. Stockholders of record can also vote by telephone or Internet. Stockholders who hold their shares through a bank or broker can vote by telephone or Internet if their bank or broker offers those options.

- BY MAIL. Stockholders may complete, sign, date and return their proxy cards in the postage-paid envelope provided. If you sign, date and return your proxy card without indicating how you want to vote, your proxy will be voted as recommended by the Board of Directors.

- BY TELEPHONE OR INTERNET. Stockholders of record may vote by using the toll-free telephone number or Internet website address listed on the proxy card. Participants who hold stock in Company employee benefit plans also may vote by telephone or the Internet. Your proxy or voting instruction card contains a Control Number that will identify you as a stockholder when you vote by telephone or Internet. You may use the telephone and Internet procedures to vote your shares and to confirm that your votes were properly recorded. Please see your proxy card for specific instructions.

REVOKING YOUR PROXY

You may change your mind and revoke your proxy at any time before it is voted at the meeting by:

- sending a written notice to revoke your proxy to the Secretary of the Company;

- transmitting a proxy at a later date than your prior proxy either by mail, telephone or Internet;

- attending the annual meeting and voting in person or by proxy (except for shares held in the employee plans described below).

VOTING BY EMPLOYEE BENEFIT
PLAN PARTICIPANTS

Participants who hold Common Stock in one of the Company's defined contribution savings or retirement or stock ownership plans may tell the plan trustee how to vote the shares of Common Stock allocated to their accounts. You may either sign and return the voting instruction card provided by the plan or transmit your instructions by telephone or Internet. If you do not transmit instructions, your shares will be voted as the plan administrator directs or as otherwise provided in the plan.

VOTING SHARES HELD BY
BROKERS, BANKS AND OTHER
NOMINEES

If you hold your shares in a broker, bank or other nominee account, you are a "beneficial owner" of Company Common Stock. In order to vote your shares, you must give voting instructions to your broker, bank or other intermediary who is the "nominee holder" of your shares. The Company asks brokers, banks and other nominee holders to obtain voting instructions from the beneficial owners of shares that are registered in the nominee's name. Proxies that are transmitted by nominee holders on behalf of beneficial owners will count toward a quorum and will be voted as instructed by the nominee holder.

QUORUM FOR MEETING

A majority of the outstanding shares, present or represented by a proxy, constitutes a quorum. A quorum is necessary to conduct business at the annual meeting. You are part of the quorum if you have voted by proxy. Abstentions, broker non-votes and votes withheld from director nominees count as "shares present" at the meeting for purposes of determining a quorum. However, abstentions and broker non-votes do not count in the voting results. A broker non-vote occurs when a broker, bank or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary authority for that item and has not received instructions from the owner of the shares.

CONFIDENTIAL VOTING POLICY

The Company maintains a policy of keeping stockholder votes confidential.

BOARD COMPOSITION AND PRACTICES
--------------------------------------------------------------------------------

INFORMATION AND MEETINGS

The Board of Directors directs the management of the business and affairs of the Company as provided in the by-laws of the Company and the laws of the State of Delaware. The Board is not involved in day-to-day operations. Members of the Board keep informed about the Company's business through discussions with the senior management and other officers and managers of the Company and its subsidiaries, by reviewing analyses and reports sent to them, and by participating in Board and committee meetings.

Regular meetings of the Board were held seven times in 2000. Special meetings are scheduled when required; two were held in 2000. In 2000, average attendance at Board and committee meetings was approximately 95%.

NUMBER OF DIRECTORS

The Board of Directors determines the number of directors. The Board currently consists of 12 members.

DIRECTOR TERMS

The directors are divided into three classes and the directors in each class generally serve for a three-year term unless the director is unable to serve due to death, retirement or disability. The term of one class of directors expires each year at the annual meeting of stockholders. The Board may fill a vacancy by electing a new director to the same class as the director being replaced. The Board may also create a new director position in any class and elect a director to hold the newly created position until the term of the class expires.

ITEM A ON PROXY CARD -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

The Board of Directors has nominated for election this year the class of five incumbent directors whose terms expire at the 2001 Annual Meeting.

The nominees include George J. Kourpias, who was elected by the Board in July 2000. The United Steelworkers of America ("UWSA") proposed the nomination of Mr. Kourpias as agreed to in connection with the 1998 labor negotiations with Allegheny Ludlum Corporation, a subsidiary of the Company. At that time, the Company agreed that the International President of the USWA may propose a nominee for election as a director of the Company to the Company's Chairman, President and Chief Executive Officer. The USWA nominee is to be a prominent individual with experience in public service, labor, education or business who meets the antitrust and conflicts of interest screening required of all Company directors. Upon recommendation by the Committee on Governance and election to the Board, the USWA nominee is expected to serve as a director during the term of the labor agreement.

The five nominees who receive the highest number of votes cast will be elected. If you sign and return your proxy card, the individuals named as proxies in the card will vote your shares for the election of the five nominees named below, unless you provide other instructions. You may withhold authority for the proxies to vote your shares on any or all of the nominees by following the instructions on your proxy card. If a nominee becomes unable to serve, the proxies will vote for a Board-designated substitute or the Board may reduce the number of directors.

Background information about the nominees and continuing directors follows.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE FIVE
                                   NOMINEES.

NOMINEES - TERM TO EXPIRE AT 2004 ANNUAL MEETING (CLASS II)

PAUL S. BRENTLINGER
Age:                                     73
Director Since:                          1996
ATI Board Committees:                    Audit Committee (Vice Chair), Finance Committee (Vice
                                         Chair) and Technology Committee (Chair).

Principal Occupation:                    Partner in Morgenthaler, a venture capital group
                                         headquartered in Cleveland, Ohio and Menlo Park,
                                         California.
Other Directorship:                      Teledyne Technologies Incorporated.

RAY J. GROVES
Age:                                     65
Director Since:                          1998
ATI Board Committees:                    Audit Committee, Finance Committee and Committee on
                                         Governance.
Principal Occupation:                    Chairman of Legg Mason Merchant Banking, Inc., a
                                         subsidiary of Legg Mason, Inc., based in Baltimore,
                                         Maryland.
Recent Business Experience:              Mr. Groves was Chairman and Chief Executive Officer of
                                         Ernst & Young until his retirement in 1994.
Other Directorships:                     American Water Works Company, Inc., Boston Scientific
                                         Corporation, Electronic Data Systems Corporation, Marsh &
                                         McLennan Companies, Inc. and The New Power Company.

GEORGE J. KOURPIAS
Age:                                     68
Director Since:                          2000
ATI Board Committee:                     Technology Committee.
Recent Business Experience:              Mr. Kourpias was International President, International
                                         Association of Machinists and Aerospace Workers, prior to
                                         his retirement in 1997.
Other Directorship:                      Northwest Airlines Corporation.

JAMES L. MURDY
Age:                                     62
Director Since:                          1999
ATI Board Committee:                     Technology Committee.
Principal Occupation:                    Executive Vice President, Allegheny Technologies
                                         Incorporated.
Recent Business Experience:              Mr. Murdy has been Executive Vice President of the Company since September 2000. He served as Executive Vice
                                         President, Finance and Administration and Chief Financial
                                         Officer from December 1996 to September 2000. He served as
                                         Senior Vice President-Finance and Chief Financial Officer
                                         from August 1996 to December 1996, having previously
                                         served as the Senior Vice President-Finance and Chief
                                         Financial Officer of Allegheny Ludlum Corporation.
Other Directorship:                      Federated Investors, Inc.

WILLIAM G. OUCHI
Age:                                     57
Director Since:                          1996
ATI Board Committees:                    Audit Committee, Finance Committee, Personnel and
                                         Compensation Committee and Stock Incentive Award
                                         Subcommittee.
Principal Occupation:                    Sanford & Betty Sigoloff Professor in Corporate Renewal,
                                         The Anderson Graduate School of Management, University of
                                         California at Los Angeles.
Recent Business Experience:              From 1998 to June 2000, Dr. Ouchi also served as the Vice
                                         Dean and Faculty Director of Executive Education Programs,
                                         The Anderson Graduate School of Management, University of
                                         California at Los Angeles.
Other Directorships:                     First Federal Bank of California, Sempra Energy and Water
                                         Pik Technologies, Inc.

CONTINUING DIRECTORS -- TERM EXPIRES AT THE 2002 ANNUAL MEETING (CLASS III)

ROBERT P. BOZZONE
Age:                                     67
Director Since:                          1996
ATI Board Committee:                     Executive Committee.
Principal Occupation:                    Chairman, President and Chief Executive Officer of
                                         Allegheny Technologies Incorporated since December 2000.
Recent Business Experience:              Mr. Bozzone had served as Vice Chairman of the Company
                                         beginning in August 1996 and was Vice Chairman of
                                         Allegheny Ludlum Corporation from August 1994 to August
                                         1996. Previously, he was President and Chief Executive
                                         Officer of Allegheny Ludlum Corporation.
Other Directorships:                     Water Pik Technologies, Inc. (Chairman of the Board), DQE,
                                         Inc., whose principal subsidiary is Duquesne Light
                                         Company, and Teledyne Technologies Incorporated.

FRANK V. CAHOUET
Age:                                     68
Director Since:                          1996
ATI Board Committees:                    Audit Committee (Chair), Finance Committee (Chair),
                                         Committee on Governance and Technology Committee.
Recent Business Experience:              Mr. Cahouet was Chairman, President and Chief Executive
                                         Officer of Mellon Financial Corporation, a bank holding
                                         company, and Mellon Bank, N.A., a banking corporation,
                                         until his retirement in December 1998.
Other Directorships:                     Saint-Gobain Corporation (Chairman of the Board), Avery
                                         Dennison Corporation, Korn/Ferry International and
                                         Teledyne Technologies Incorporated.

W. CRAIG MCCLELLAND
Age:                                     66
Director Since:                          1996
ATI Board Committees:                    Committee on Governance (Chair), Personnel and
                                         Compensation Committee and Stock Incentive Award
                                         Subcommittee.
Recent Business Experience:              Mr. McClelland was Chairman and Chief Executive Officer of
                                         Union Camp Corporation, a manufacturer of paper products,
                                         prior to his retirement in 1999.
Other Directorships:                     International Paper Company, The PNC Financial Services
                                         Group and Water Pik Technologies, Inc.

CHARLES J. QUEENAN, JR.
Age:                                     70
Director Since:                          1996
ATI Board Committees:                    Executive Committee and Personnel and Compensation
                                         Committee (Chair).
Principal Occupation:                    Senior Counsel of Kirkpatrick & Lockhart LLP,
                                         attorneys-at-law.
Recent Business Experience:              Prior to January 1996, Mr. Queenan was a partner of
                                         Kirkpatrick & Lockhart LLP.
Other Directorships:                     Crane Co., Teledyne Technologies Incorporated and Water
                                         Pik Technologies, Inc.

CONTINUING DIRECTORS - TERM EXPIRES AT 2003 ANNUAL MEETING (CLASS I)

DIANE C. CREEL
Age:                                     52
Director Since:                          1996
ATI Board Committees:                    Committee on Governance, Personnel and Compensation
                                         Committee and Stock Incentive Award Subcommittee (Chair).
Principal Occupation:                    Chief Executive Officer and President of Earth Tech, an
                                         international consulting engineering firm.
Other Directorships:                     Board of the Corporations and Trusts which comprise the
                                         Fixed Income Funds of the American Funds Group, Teledyne
                                         Technologies Incorporated and The B.F. Goodrich Company.

C. FRED FETTEROLF
Age:                                     72
Director Since:                          1996
ATI Board Committees:                    Personnel and Compensation Committee, Stock Incentive
                                         Award Subcommittee and Technology Committee.
Recent Business Experience:              Mr. Fetterolf was President and Chief Operating Officer of
                                         Alcoa, Inc., prior to his retirement in 1991.
Other Directorships:                     Commonwealth Industries, Inc., Dentsply International Inc.
                                         and Teledyne Technologies Incorporated.

JAMES E. ROHR
Age:                                     52
Director Since:                          1996
ATI Board Committees:                    Executive Committee, Audit Committee, Finance Committee
                                         and Technology Committee.
Principal Occupation:                    President and Chief Executive Officer, The PNC Financial
                                         Services Group, Inc.
Recent Business Experience:              Mr. Rohr has been Chief Executive Officer of The PNC
                                         Financial Services Group since May 2000, having served as
                                         President since 1992 and assuming the additional title of
                                         Chief Operating Officer in 1998.
Other Directorships:                     The PNC Financial Services Group, Equitable Resources,
                                         Inc. and Water Pik Technologies, Inc.

COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

STANDING COMMITTEES

The Board of Directors has seven standing committees--Executive, Audit, Finance, Governance, Personnel and Compensation, Stock Incentive Award Subcommittee of the Personnel and Compensation Committee and Technology--each of which has a written charter. Prior to May 2000, the Audit Committee and the Finance Committee functioned as a single committee.

EXECUTIVE COMMITTEE

The Executive Committee has broad powers to act on behalf of the Board of Directors. In practice, the Executive Committee acts when emergency issues or scheduling problems make it difficult to convene a meeting of all directors and on specific matters referred to the Committee by the Board of Directors. The Executive Committee reports all actions it takes at the next meeting of the Board. The Executive Committee met twice during 2000.

AUDIT COMMITTEE

The Audit Committee is comprised of five members who, under the rules of the New York Stock Exchange, are independent. The Committee operates under a written charter adopted by the Board of Directors (Appendix A). The primary functions of the Audit Committee are to:

- Recommend to the Board of Directors the appointment of the independent accountants, considering the independence and effectiveness of the independent accountants;

- Review the scope of the annual audit plan, proposed fees and other activities of the independent accountants and the audit plan of the internal auditors;

- Review with management and the independent accountants, upon completion of the annual audit, the financial statements and related reports to be filed with the Securities and Exchange Commission;

- Provide the report of the Committee annually to the Board of Directors for inclusion in the Company's annual meeting proxy statement; and

- Evaluate the Company's internal and external audit efforts, accounting and financial controls and business ethics policies and practices by reviewing reports by, and attending meetings with, the internal and external auditors and management.

In addition, prior to the issuance of the Company's release of quarterly earnings, the Chairman of the Committee reviews with the independent accountants and management of the Company whether any matters are required to be communicated to the Committee by the independent accountants under generally accepted auditing standards.

Members of the Audit Committee also serve as members of the Finance Committee, but members who attend a joint meeting of the two Committees receive a single meeting fee for their attendance at that meeting.

The independent auditors and the internal auditors have full access to the Committee and meet with the Committee, with, and on a routine basis without, management being present, to discuss all appropriate matters. The Committee met separately once in 2000 and jointly with the Finance Committee four times in 2000. The Audit Committee report begins on page 8.

FINANCE COMMITTEE

The Finance Committee makes recommendations to the Board of Directors regarding:

- Company debt and credit arrangements and other major financial proposals;

- Company relationships with banks and other financial institutions; and

- Policies with respect to dividends, capital structure and authorized stock.

The Committee met separately once in 2000 and jointly with the Audit Committee four times in 2000.

COMMITTEE ON GOVERNANCE

The Committee on Governance administers the Company's compensation programs for directors. In addition, the Committee reviews, evaluates and makes recommendations to the Board of Directors regarding:

- Candidates for nomination as new Board members and nomination of incumbent directors as continuing Board members when their terms expire;

- Assignments to Board committees and appointments of committee chairs;

- The composition, organization and operations of the Board, including the orientation of new members and the flow of information; and

- Policies on Board tenure and the retirement or resignation of incumbent directors.

The Committee met three times in 2000.

Recommendations by stockholders of potential nominees must be directed to the Corporate Secretary in the manner specified in the Company's certificate of incorporation. See "2002 Annual Meeting and Stockholder Proposals" on page 25.

PERSONNEL AND COMPENSATION COMMITTEE

The Personnel and Compensation Committee, together with the Stock Incentive Award Subcommittee, establishes, and annually reassesses, the executive compensation program. Their Report on Executive Compensation begins on page 13.

The Committee administers the Company's incentive compensation plans, except to the extent the Stock Incentive Award Subcommittee administers the plans. The Committee also reviews, evaluates and makes recommendations to the Stock Incentive Award Subcommittee and/or the Board of Directors, and consults with the Chief Executive Officer, as appropriate, regarding:

- Executive management organization matters;

- Compensation and benefits for officers who also serve as directors of the Company;

- Compensation and benefit policies and procedures relating to officers who are statutory insiders; and

- Policy matters relating to employee benefits and employee benefit plans.

None of the members of the Personnel and Compensation Committee is an employee of the Company and each member is an "outside director" for the purposes of the corporate compensation provisions contained in Section 162(m) of the Internal Revenue Code. The Committee met six times in 2000.

STOCK INCENTIVE AWARD SUBCOMMITTEE

The Stock Incentive Award Subcommittee is responsible for administering and making awards under the Company's stock-based incentive compensation programs for officers, referred to as "statutory insiders," who are required to file reports under Section 16 of the Securities Exchange Act of 1934.

None of the members of the Subcommittee is an employee of the Company. Each member is a "non-employee director" for the purposes of Rule 16b-3 of the Securities and Exchange Commission and an "outside director" for the purposes of the compensation provisions of the Internal Revenue Code. See "Report on Executive Compensation." The Subcommittee met three times in 2000.

TECHNOLOGY COMMITTEE

The Technology Committee assesses and makes recommendations to the Board of Directors regarding:

- The impact of technologies that could materially affect the Company's success;

- The Company's technical capabilities; and

- Priorities, asset deployment and other matters related to the Company's technical activities.

The Committee met once in 2000.

REPORT OF AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000, which include the consolidated balance sheets of the Company as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000, and the notes thereto (collectively, the "Financial Statements").

Management is responsible for the Company's internal controls and financial reporting process. Ernst & Young LLP ("Ernst & Young"), the Company's independent accountants, are responsible for performing an independent audit of the Company's Financial Statements in accordance with generally accepted auditing standards and for issuing a report. One of the Audit Committee's responsibilities is to monitor and oversee these processes.

The Audit Committee has reviewed, met and held discussions with the Company's management, internal auditors, and the independent accountants regarding the Financial Statements, including a discussion of quality, not just acceptability, of the Company's accounting principles, and Ernst & Young's judgment regarding these matters.

The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee has also discussed with Ernst & Young matters required to be discussed by applicable auditing standards.

The Audit Committee has received the written disclosures and the letter from Ernst & Young required by the Independence Standards Board and has also considered the compatibility of non-audit services with Ernst & Young's independence. This information was also discussed with Ernst & Young.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 as filed with the Securities and Exchange Commission.

SUBMITTED BY:

AUDIT COMMITTEE, whose members are:
Frank V. Cahouet, Chair
Paul S. Brentlinger
Ray J. Groves
William G. Ouchi
James E. Rohr

DIRECTOR COMPENSATION
--------------------------------------------------------------------------------

Directors who are not employees of the Company are paid an annual retainer fee of $28,000. Directors also are paid $1,500 for each Board meeting and $1,000 for each committee meeting attended. Each non-employee chair of a committee is paid an annual fee of $3,000. Directors who are employees of the Company do not receive any compensation for their services on the Board or its committees.

The non-employee directors also participate in the 1996 Non-Employee Director Stock Compensation Plan ("Director Stock Plan"). The purpose of the Director Stock Plan is to provide non-employee directors with an increased personal interest in the Company's performance.

Under the Director Stock Plan, options to purchase 1,000 shares of Common Stock are granted to non-employee directors at the conclusion of each annual meeting of stockholders. The purchase price of the Common Stock covered by these annual options is the fair market value of the Common Stock on the date the option is granted.

The Director Stock Plan also provides that each non-employee director is to receive at least 25 percent of the annual retainer fee in the form of Common Stock and/or options to acquire Common Stock. Each director may elect a greater percentage. The directors also may elect to receive all or a percentage of their meeting fees in the form of Common Stock and/or options to acquire Common Stock. Options granted under this part of the Director Stock Plan are intended to provide each electing director with options having an exercise value on the date of grant equal to the foregone fees; that is, the difference between the exercise price and the market price of the underlying shares of Common Stock on the date of grant is intended to be equal to the foregone fees.

In order to continue to attract and retain non-employee directors of exceptional ability and experience, the Company also maintains a Fee Continuation Plan for Non-Employee Directors. Under the plan, benefits are payable to a person who serves as a non-employee director for at least five years. The annual benefit equals the retainer fee in effect when the director retires from the Board. Benefits are paid for each year of the participant's credited service as a director (as defined in the plan) up to a maximum of ten years.

ITEM B ON PROXY CARD -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

Ernst & Young has served as independent auditors for the Company since August 15, 1996 and served as independent auditors for Allegheny Ludlum Corporation since 1980. The Board of Directors believes that Ernst & Young is knowledgeable about the Company's operations and accounting practices and is well qualified to act in the capacity of independent auditors. Fees for the last fiscal year were: annual audit - $1,623,849 (including audit related services of $704,849), other non-audit (principally, tax-related services) - $851,485, and financial information system design and implementation - $0.

For this proposal to be adopted, a majority of the votes cast must be voted for approval. If the stockholders do not ratify the selection of Ernst & Young, the Board will reconsider the appointment of independent auditors. It is expected that representatives of Ernst & Young will be present at the meeting and will have an opportunity to make a statement and respond to appropriate questions.

                THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                      FOR RATIFICATION OF THE SELECTION OF
                           THE INDEPENDENT AUDITORS.

OTHER BUSINESS
--------------------------------------------------------------------------------

The Company knows of no business that may be presented for consideration at the meeting other than the items indicated in the Notice of Annual Meeting. If other matters are properly presented at the meeting, the persons designated as proxies in your proxy card may vote at their discretion.

Following adjournment of the formal business meeting, Robert P. Bozzone, Chairman, President and Chief Executive Officer, will address the meeting and will hold a general discussion period during which the stockholders will have an opportunity to ask questions about the Company and its business.

STOCK OWNERSHIP INFORMATION
--------------------------------------------------------------------------------

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the Securities and Exchange Commission require the Company to disclose late filings of reports of stock ownership (and changes in stock ownership) by its directors and statutory insiders. To the best of the Company's knowledge, all filings by these individuals were made on a timely basis in 2000.

FIVE PERCENT OWNERS OF COMMON STOCK

As of February 28, 2001, the Company had received notice that the individuals and entities listed in the following table are beneficial owners of five percent or more of Company Common Stock. In general, "beneficial ownership" includes those shares a person has the power to vote or transfer, and options to acquire Common Stock that are exercisable currently or within 60 days.

                                                                 Amount and
                                                                 Nature of
                                                                 Beneficial       Percent of
Name and Address of Beneficial Owner                             Ownership          Class
--------------------------------------------------------------------------------------------
Richard P. Simmons..........................................     7,759,902(a)         9.7%
Birchmere
Quaker Hollow Road
Sewickley, PA 15143
The Singleton Group LLC.....................................     5,775,000(b)         7.2%
335 North Maple Drive, Suite 177
Beverly Hills, CA 90210
J. P. Morgan Chase & Co.....................................     5,375,633(c)         6.7%
60 Wall Street
New York, NY 10260

(a) Based upon information provided to the Company, as of February 28, 2001, Mr. Simmons had the sole power to direct the voting and disposition of all of these shares. The amount shown includes options to acquire 58,216 shares which Mr. Simmons may exercise within 60 days of February 28, 2001 under Company incentive stock plans. Mr. Simmons disclaims beneficial ownership of shares owned by the R. P. Simmons Family Foundation, and exercisable options to acquire 113,368 shares (which are not shown in the table) which he transferred as gifts to family members.

(b) As of December 31, 2000, The Singleton Group LLC, Caroline W. Singleton, William W. Singleton and Donald E. Rugg held shared voting and dispositive power with respect to 5,775,000 shares as indicated in a Schedule 13G, as amended, filed under the Securities Exchange Act of 1934 (the "Exchange Act") by Caroline W. Singleton. As indicated in a Schedule 13G filed under the Exchange Act in April 2000, Donald E. Rugg also held sole voting and dispositive power with respect to 158 shares.

(c) J. P. Morgan Chase & Co. filed a Schedule 13G, as amended, under the Exchange Act indicating that as of December 31, 2000, it beneficially owned 5,375,633 shares of Common Stock, including 4,448,371 shares as to which it had sole voting power; 214 shares as to which it had shared voting power; 5,291,854 shares as to which it had sole dispositive power; and 60,045 shares as to which it had shared dispositive power.

STOCK OWNERSHIP OF MANAGEMENT

The following table shows the shares of Common Stock reported to the Company as beneficially owned as of February 28, 2001 by the nominees for director, the continuing directors, each officer named in the Summary Compensation Table and other statutory insiders of the Company.

                                          Shares           Shares That        Total Shares-Percentage
                                       Beneficially      May Be Acquired         if 1% or more of
Beneficial Owner                          Owned          Within 60 Days         Shares Outstanding
-----------------------------------------------------------------------------------------------------
Robert P. Bozzone....................   2,702,883             13,605            2,716,488        3.4%
Paul S. Brentlinger..................       6,718              2,268                8,986
Frank V. Cahouet.....................          96             37,089               37,185
Thomas A. Corcoran...................      79,196             77,789              156,985
Diane C. Creel.......................       1,267             14,438               15,705
C. Fred Fetterolf....................       7,239              2,268                9,507
Ray J. Groves........................       5,677              8,600               14,277
Douglas A. Kittenbrink...............      77,028             36,427              113,455
George J. Kourpias...................         396                  0                  396
W. Craig McClelland..................      11,757              2,268               14,025
James L. Murdy.......................     157,630             60,949              218,579
William G. Ouchi.....................      10,481             10,130               20,611
Charles J. Queenan, Jr...............     355,458              2,268              357,726
James E. Rohr........................       5,886              2,268                8,154
Jack W. Shilling.....................     110,793             42,039              152,832
Jon D. Walton........................     119,601             54,335              173,936
All 18 nominees, continuing
  directors, named officers and other
  statutory insiders as a group......   3,773,008            433,123            4,206,131        5.2%
-----------------------------------------------------------------------------------------------------

The table includes shares held as of February 28, 2001 in the Company's 401(k) plans for the accounts of Messrs. Bozzone, Kittenbrink, Murdy, and Walton and Dr. Shilling and shares held jointly with the named individual's spouse. The table also includes the following shares where beneficial ownership is disclaimed: 120,000 shares owned by Mr. Bozzone's wife; 100 shares owned by Mr. Brentlinger's wife; 1,300 shares owned by the Fetterolf Family Foundation; 1,534 shares owned by Mr. Kittenbrink's children; 27,050 shares owned by Mr. Queenan's wife; 3,700 shares owned by Mr. Walton's wife; and 219 shares held by the spouses of other statutory insiders. Unless exercised, all of Mr. Corcoran's options to acquire Common Stock will expire on March 15, 2001.

REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

This report on executive compensation is furnished by the Personnel and Compensation Committee and Stock Incentive Award Subcommittee (together referred to as the "Committee"). In some discussions of stock awards to the named officers in the Summary Compensation Table and other statutory insiders, the term "Committee" refers to the Stock Incentive Award Subcommittee.

EXECUTIVE COMPENSATION CHARACTERISTICS

At Allegheny Technologies, total executive compensation has the following characteristics:

- It is to be competitive in the aggregate, using a set of business and labor market competitors, including data supplied by Hewitt Associates, a nationally recognized executive compensation consulting firm, to gauge the competitive marketplace. Competitive for these purposes is a target base compensation at the 50th percentile (median) for comparable positions.

- It is to be performance oriented, with a substantial portion of total compensation tied to internal and external measures of Company performance. Superior performance should increase total compensation opportunities to well above the 50th percentile level.

- It is to promote long-term careers with Allegheny Technologies.

COMPENSATION POLICIES AND PROGRAMS

Consistent with the characteristics outlined above, the Committee has adopted the following policies and programs:

Base salary for all management positions will be at the industry or market median for comparable positions unless there are sound reasons for significant variations. Judgment is the guiding factor in base salary determinations, as well as other compensation issues.

Short-term incentives under the Annual Incentive Plan ("AIP") are designed to provide a competitive (50th percentile) award, based on the achievement of predefined performance measures. Under the general provisions of the AIP, up to 200 percent of the target award is paid in the case of significant overachievement. The majority of the award is based on financial performance achievement, with a smaller portion tied to the achievement of pre-established individual goals. Discretionary adjustments of plus or minus 20 percent are allowed, so long as aggregate adjustments do not exceed plus five percent. Awards are paid from a pool that generally will not exceed five percent of operating profit.

For 2000, the AIP target award opportunity was set at 150% of the normal level to reflect, in the view of the Committee, the stretch nature of the predefined performance measures (in other words, performance measures which, in the judgment of the Committee, were more difficult to attain). As in prior years, 40 percent of the award for AIP participants was based on the achievement of predetermined levels of operating income, 40 percent was based on the achievement of predetermined levels of return on capital employed and 20 percent was tied to the achievement of specific individual objectives. Given the importance the Company placed on safety, the Committee determined that one-half of the individual performance objectives (that is, 10% of the total award) would be tied to safety performance.

For 2000, awards under the program ranged from 4.5% to 94.6% percent of the 2000 target incentives because the targets and levels of achievement varied by business unit and at the Company level. The bonus column of the Summary Compensation Table contains the annual incentive award for 2000 for the named officers.

Long-term incentives at the Company consist of the following three components:

(1) Stock Options -- Historically, stock options have been awarded annually to key employees approved by the Committee. The amount of the award generally depends on the employee's salary grade and are at levels generally perceived to be competitive. In December 2000, the Committee decided to adopt a "dollar-cost averaging" type approach to grant options periodically over the year to offset the volatility of the market price of common stock, and made stock option grants at one-fourth the normal annual level for key employees. The Committee will consider additional grants during 2001.

(2) Performance Share Program -- The Performance Share Program ("PSP") provides grants of performance share units which can be earned if specified performance objectives are met over a multi-year cycle, which generally lasts three years. At the beginning of each cycle, the Committee selects the eligible participants and approves the performance objectives. For statutory insiders and other corporate executives, performance is generally measured at the Company level. The amount of the award opportunity generally depends on the executive's salary grade at the beginning of the award period. At the time the award opportunity is set, the awards are denominated two-thirds in shares of Common Stock (based on the value of the shares immediately prior to the beginning of the award period) and one-third in cash. Awards under the PSP may range from zero to 200 percent of the target incentive opportunity depending on the extent to which the performance goals are achieved. Awards are generally paid to participants in three annual installments after the conclusion of the performance cycle so long as they remain Company employees (with exceptions for retirement, disability and death).

In 2000, a new award period for 2000-2002 was established for 61 participants. For this award period, the target incentive opportunity has been doubled to reflect the stretch nature of the predefined performance objectives. See "Long Term Incentive Program," page 20.

(3) Stock Acquisition and Retention Program -- The Stock Acquisition and Retention Program ("SARP") is designed to encourage key executives to acquire and retain Common Stock.

Under the SARP, key executives selected by the Committee may purchase shares or designate already-owned shares of Common Stock which the Company matches with a grant of restricted Common Stock, for years beginning after January 1, 2000, equal to 75 percent of the number of shares purchased or designated by the participant. The restricted shares generally vest only if the participant holds the purchased or designated shares for five years; the restrictions will lapse if there is a change in control of the Company or the participant retires or dies.

For each SARP year, participants may purchase or designate a maximum number of shares having a market price equal to the participant's base salary.

The Company will loan a participant the funds to purchase shares under the SARP at an interest rate equal to the minimum rate necessary to avoid imputed interest income under the federal income tax rules. The purchased shares are pledged and held as security for these loans. Dividends paid on the purchased and related restricted shares are applied to loan payments. The loan has a maximum term of ten years.

Stock Ownership Guidelines. The Company has adopted stock ownership guidelines for its key executives, which call for a minimum level of stock ownership based on the executive's base salary, and are designed to further link these executives' interests to increased stockholder value. The guidelines are as follows:

CEO                                 4 times salary
Executive and Senior Vice
  Presidents, Presidents of
  Allegheny Ludlum, Allvac and the
  High Performance Metals Group     3 times salary
Other Presidents/Officers
  (35%-45% AIP Target)              2 times salary
Other Officers/Key Employees
  (25% AIP Target)                  1 times salary

The executives have until 2005 to reach the targeted ownership levels.

COMPENSATION OF CHIEF EXECUTIVE OFFICER - ROBERT P. BOZZONE

On December 6, 2000, Robert P. Bozzone, the Vice Chairman of the Board, was elected to serve as the Company's Chairman, President and Chief Executive Officer following the announcement that Mr. Corcoran had resigned as Chairman, President and Chief Executive Officer and was leaving the Company to pursue other interests.

Since Mr. Bozzone's service began in December 2000, he did not participate in the Company's performance-based plans for that year. In December 2000, the Committees took action regarding the compensation of Mr. Bozzone for 2001 consistent with the compensation program, including the performance-based components of the program, that the Committees had, with the advice of Hewitt Associates, adopted for the Company's chief executive officer. Mr. Bozzone will be paid an annual base salary of $800,000 and will participate in the Company's compensation programs, including the AIP, SARP and PSP at the same target levels as Mr. Corcoran had participated as President and Chief Executive Officer. Mr. Bozzone's target incentive opportunity under the 2000-2002 PSP award period was prorated based upon the date his employment began. The Committee continues to believe, based upon the advice of consultants, that the compensation program for the Company's chief executive officer is competitive and appropriate.

In December 2000, Mr. Bozzone received options to purchase 15,000 shares of Company Common Stock. As discussed above, the amount of this stock option award was at one-fourth the normal annual target amount. The Committee will consider making additional grants during the year.

In 2000, Mr. Bozzone designated 61,832 shares of Common Stock previously owned by him under the SARP. As a result of this designation, the Company awarded Mr. Bozzone 46,374 restricted shares of Common Stock.

COMPENSATION OF FORMER CHIEF EXECUTIVE OFFICER -- THOMAS A. CORCORAN

Thomas A. Corcoran resigned as the Company's Chairman, President and Chief Executive Officer on December 6, 2000. Under the terms of his employment agreement, Mr. Corcoran was paid a base salary of $746,031 and $264,621 which was an amount agreed upon in his separation agreement in connection with his participation under the AIP for 2000. During 2000, Mr. Corcoran designated 25,000 shares of Common Stock previously owned by him under the SARP. As a result of this designation, the Company awarded Mr. Corcoran 18,750 restricted shares of Common Stock.

For a discussion of Mr. Corcoran's employment and separation agreements, see "Employment and Change in Control Agreements" and "Separation Agreement."

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Section 162(a) of the Internal Revenue Code imposes limits on tax deductions for annual compensation paid to a chief executive officer and other highly compensated officers unless the compensation qualifies as "performance-based" or is otherwise exempt under the law. The Company's Incentive Plan is intended to meet the deductibility requirements of the regulations promulgated under Section 162(m). However, the Committee may determine in any year that it would be in the best interests of the Company for certain awards to be paid under the Incentive Plan that would not satisfy the requirements of Section 162(m) for deductibility.

SUBMITTED BY:

PERSONNEL AND COMPENSATION                         STOCK INCENTIVE AWARD
  COMMITTEE, whose members are:                    SUBCOMMITTEE, whose members are:
Charles J. Queenan, Jr., Chair                     Diane C. Creel, Chair
Diane C. Creel, Vice Chair                         C. Fred Fetterolf
C. Fred Fetterolf                                  W. Craig McClelland
W. Craig McClelland                                William G. Ouchi
William G. Ouchi

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Personnel and Compensation Committee or Stock Incentive Award Subcommittee is an officer or employee of the Company. Mr. Queenan serves as senior counsel to a law firm that provided services to the Company during 2000 and 2001. The firm does not compensate Mr. Queenan and he does not participate in its earnings or profits. No other member of the Committee has a current or prior relationship, and no officer who is a statutory insider of the Company has a relationship to any other company, required to be described under the Securities and Exchange Commission rules relating to disclosure of executive compensation.

EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table sets forth information about the compensation paid by the Company to Robert P. Bozzone, who became Chairman, President and Chief Executive Officer on December 6, 2000 and to each of the other four most highly compensated officers required to file reports under
Section 16 of the Securities Exchange Act of 1934, as of December 31, 2000, and to Thomas A. Corcoran who served as President and Chief Executive Officer from October 1, 1999 until December 6, 2000 (the "named officers").

                                         Annual Compensation                   Long Term Compensation
                                 -----------------------------------   --------------------------------------
                                                                                 Awards              Payouts
                                                                                 ------              -------
                                                              Other                   Securities
                                                             Annual                     Under-
           Name and                                          Compen-    Restricted       lying        LTIP        All Other
           Principal                   Salary      Bonus     sation       Stock         Options      Payouts     Compensation
         Positions(1)            Year  ($)(2)     ($)(3)     ($)(5)    Award($)(6)    (Shares)(7)    ($)(8)         ($)(9)
------------------------------------------------------------------------------------------------------------------------------

Robert P. Bozzone                2000   57,143           0         0      602,862        15,000            0      1,679,360
  Chairman, President and
  Chief Executive Officer

Thomas A. Corcoran               2000  746,032          (4)  106,241      343,359             0            0      4,713,817
  Former Chairman, President     1999  233,331           0       360    2,568,750       233,367            0      2,215,106
  and Chief Executive Officer

James L. Murdy                   2000  406,667     326,019    12,530      585,953         5,000       55,468        377,556
  Executive Vice President       1999  370,000     229,770   631,027      122,079        40,000      220,920        942,540
                                 1998  346,666     325,222    12,251      209,098        22,674      252,420        375,370

Jack W. Shilling                 2000  322,500     238,550    11,194      473,248         5,000       33,126        180,288
  President, High Performance
  Metals Group

Jon D. Walton                    2000  287,500     238,550    12,201      431,358         5,000       41,403        177,673
  Senior Vice President,         1999  275,000     170,775   473,028       97,687        40,000      157,800        777,025
  General Counsel and Secretary  1998  258,333     231,026     9,711      144,068        22,674      180,300        195,493

Douglas A. Kittenbrink           2000  241,383     198,792     6,410      361,861         5,000       19,511         68,589
  President, Allegheny Ludlum

(1) Mr. Murdy currently serves as Executive Vice President in charge of corporate business development and human service functions. Prior to September 1, 2000, Mr. Murdy served as Executive Vice President, Finance and Administration and Chief Financial Officer. Dr. Shilling became President, High Performance Metals Group and Mr. Kittenbrink became President, Allegheny Ludlum, and both became statutory insiders of the Company, on April 1, 2000. See "Employment and Change of Control Agreements" on page 22.

(2) Includes cash compensation deferred pursuant to the savings portion of the Company's Retirement Savings Plan, a qualified defined contribution plan under Section 401(a) of the Internal Revenue Code.

(3) Includes payments under the Company's AIP.

(4) See note (8) with respect to payments made under Mr. Corcoran's separation agreement in connection with his participation in the AIP.

(5) In accordance with applicable regulations, with the exception of Mr. Corcoran, the amounts do not include perquisites and other personal benefits received by the named officers because the aggregate value of such benefits did not exceed the lesser of $50,000 or 10 percent of the total annual salary and bonus for the named officers.

(6) Represents the closing market price on the award date of shares of restricted Common Stock awarded to the named officers under the Company's SARP; amounts for 2000 include awards for the 2000 and 2001 SARP years. Dividends are paid on the restricted shares. The number of restricted shares held by the named officers on December 31, 2000 and closing market price of such shares (if unrestricted) on the last business day of 2000 were: Mr. Bozzone, 46,374 shares,

    ($736,187); Mr. Corcoran, 93,750 shares ($1,488,281); Mr. Murdy, 52,743 shares ($837,295); Dr. Shilling, 42,905 shares ($681,117); Mr. Walton,
    37,195 shares ($590,471); and Mr. Kittenbrink, 31,479 shares ($499,729).
    Prior to 2000, Mr. Corcoran was not eligible to participate in the SARP.

(7) Reflects options granted under the Company's Incentive Plan. The amount shown represents the number of shares the officer could purchase by exercising the options.

(8) The amounts shown include cash and the closing market price of Common Stock distributed under the PSP. For 2000, the payments were made under the Company's PSP for the 1998-1999 award period. For 1999 and 1998, the distributions were made under the Allegheny Ludlum PSP for the 1995-1996 award period. Under both programs, awards are paid over a three-year period beginning in the year following the end of the award period.

(9) Includes annual accruals by the Company for possible future payments to the named officers under the Supplemental Pension Plan described under "Pension Plans" on page 21. For 2000, the amounts accrued were: Mr. Bozzone, $1,228,333; Mr. Corcoran, $198,495; Mr. Murdy, $316,554; Dr. Shilling,
    $135,008; Mr. Walton, $131,202; and Mr. Kittenbrink, $42,103. Includes 2000
    Company contributions pursuant to the retirement portion of the Company's Retirement Savings Plan to Mr. Bozzone of $3,757 and to the accounts of each other named officer in the amount of $11,570 each. Includes 2000 Company contributions pursuant to the savings portion of the Retirement Savings Plan to the accounts of Messrs. Corcoran, Murdy, Walton, Kittenbrink and Dr. Shilling in the approximate amount of $5,200 each. Includes 2000 Company contributions to the Benefit Restoration Plan, as follows: Mr. Corcoran, $45,843; Mr. Murdy, $39,372; Dr. Shilling, $17,612; Mr. Walton, $23,550; and
    Mr. Kittenbrink, $6,631. Under the Benefit Restoration Plan, the Company supplements the payments received by participants under the pension provisions described under "Pension Plans" on page 21 and the Retirement Savings Plan by making payments to or accruing benefits on behalf of the participants in amounts which are equivalent to the portion of the payments or benefits which cannot be paid or accrued under such plans due to limitations imposed by the Internal Revenue Code. Also included are the dollar value of the benefit to the named officers of the remainder of Company-paid premiums for "split dollar" life insurance; for 2000, such amounts were as follows: Mr. Bozzone, $2,270; Mr. Corcoran, $23,167; Mr. Murdy, $4,881; Dr. Shilling, $10,898; Mr. Walton, $6,101; and Mr. Kittenbrink, $3,035. For Mr. Bozzone, also includes annual retainer and board meeting fees in the amount of $45,000 that he received during the period he served as a non-employee director of the Company, comprised of cash and Common Stock, as well as a payment of $400,000 from the Supplemental Pension Plan to him as a retired employee prior to becoming Chairman, President and Chief Executive Officer on December 6, 2000. For Mr. Corcoran, includes a $600,000 special bonus paid under his employment agreement on February 1, 2000, relocation costs of $70,289 and $3,759,203 paid in connection with his separation from the Company (of which $264,621 was the agreed upon amount paid in connection with Mr. Corcoran's participation in the AIP for 2000). See "Employment and Change in Control Agreements" and "Separation Agreement."

STOCK OPTIONS

The first table sets forth information regarding options granted during 2000 under the Allegheny Technologies Incentive Plan.

The second table indicates the named officers who exercised stock options during 2000 and sets forth the unexercised options held at December 31, 2000.

OPTION GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------

                                                                                              Potential Realizable Value at
                                                                                              Assumed Annual Rates of Stock
                                 Individual Grants(1)                                     Price Appreciation for Option Term(4)
--------------------------------------------------------------------------------------   ---------------------------------------
                        Number of      % of Total
                        Securities      Options
                        Underlying     Granted to
                         Options       Employees      Exercise or
                         Granted       in Fiscal      Base Price        Expiration         0%             5%              10%
Name                       (#)            Year         ($/Share)           Date          ($)(3)          ($)              ($)
----                   ------------   ------------   -------------   -----------------   ------       ----------       ---------
R. P. Bozzone(2).....     15,000          4.9%          18.50           12/13/2010          0            174,450         442,200
T. A. Corcoran.......          0          N/A            N/A               N/A            N/A                N/A             N/A
J. L. Murdy..........      5,000          1.6%          18.50           12/13/2010          0             58,150         147,400
J. W. Shilling.......      5,000          1.6%          18.50           12/13/2010          0             58,150         147,400
J. D. Walton.........      5,000          1.6%          18.50           12/13/2010          0             58,150         147,400
D. A. Kittenbrink....      5,000          1.6%          18.50           12/13/2010          0             58,150         147,400
All Optionees........    304,075          100%       18.47-18.50        3/28/2010-          0          3,536,070       8,962,843
                                                                        12/13/2010
--------------------------------------------------------------------------------------------------------------------------------

(1) In general, except for limited instances, including estate planning purposes, and at the discretion of the Committee, stock options become exercisable in three annual installments beginning one year after the date of grant. Options include the right to pay the exercise price in cash, Common Stock or a combination, and the right to have shares withheld by the Company to pay withholding tax obligations due on the exercise.

(2) Does not include options granted to Mr. Bozzone under the Director Stock Plan during the period he served as a non-employee director.

(3) No gain to the optionees is possible without stock price appreciation, which will benefit all stockholders commensurately.

(4) These assumed "potential realizable values" are mathematically derived from certain prescribed rates of stock price appreciation. The actual value of these option grants depends on the future performance of the Common Stock and overall stock market conditions. There is no assurance that the values reflected in this table will be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES
--------------------------------------------------------------------------------

                                                                         Number of Securities          Value of Unexercised
                                                                        Underlying Unexercised        In-The-Money Options at
                                        Shares                           Options at FY-End(#)              FY-End($)(3)
                                       Acquired          Value        ---------------------------   ---------------------------
               Name                 on Exercise(#)   Realized($)(2)   Exercisable   Unexercisable   Exercisable   Unexercisable
               ----                 --------------   --------------   -----------   -------------   -----------   -------------
R. P. Bozzone (1).................           0                0         13,605          16,000           0              0
T. A. Corcoran....................           0                0         77,789         155,578           0              0
J. L. Murdy.......................           0                0         57,170          45,649           0              0
J. W. Shilling....................       4,762            6,638         40,149          27,405           0              0
J. D. Walton......................      13,038           14,244         50,556          43,760           0              0
D. A. Kittenbrink.................           0                0         35,009          25,988           0              0

(1) Includes options granted to Mr. Bozzone with respect to his service as a non-employee director.

(2) The amount shown for "value realized" is calculated by subtracting the exercise price paid upon exercise of options from the market price for the Company Common Stock at the time of the sale.

(3) The exercise prices of the unexercised options range from $47.41 to $21.53. For purposes of this chart, the "value" of unexercised options is calculated by subtracting the exercise price per share from $15.71, which was the average of the high and low sales prices of a share of Company Common Stock on the New York Stock Exchange on the last business day of 2000.

LONG TERM INCENTIVE PROGRAM

The following table sets forth information about awards for the 2000-2002 award period established in 2000 under the PSP (see page 14).

The amounts included in the Estimated Future Payouts columns represent the potential payments of Common Stock and cash to the named officers depending on the level of achievement (i.e., threshold, target or maximum) of the performance goals for the three-year award period. Participants will not receive any payment of Common Stock or cash under the program if the Company and/or designated business unit does not achieve the threshold level of performance objectives during the award period.

PERFORMANCE SHARE PROGRAM--AWARDS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------

                                                                                   Estimated Future Payouts
                                                                              Under Non-Stock Price-Based Plans
                             Number of            Performance or        ----------------------------------------------
                           Shares Units         Other Period Until        Threshold        Target          Maximum
        Name            or Other Rights(#)     Maturation or Payout       ($ or # )       ($ or #)         ($ or #)
---------------------   -------------------   -----------------------   -------------   -------------   --------------
R. P. Bozzone(1).....            *            2000-2002 award period    35,955 shares   47,940 shares   95,880 shares
                                              2003-2005 payout period   $400,000        $533,333        $1,066,666
T. A. Corcoran.......            *            2000-2002 award period    53,925 shares   71,910 shares   143,800 shares
                                              2003-2005 payout period   $600,000        $800,000        $1,600,000
J. L. Murdy..........            *            2000-2002 award period    20,786 shares   27,715 shares   55,430 shares
                                              2003-2005 payout period   $231,249        $308,333        $616,666
J. W. Shilling.......            *            2000-2002 award period    16,854 shares   22,472 shares   44,944 shares
                                              2003-2005 payout period   $187,500        $250,000        $500,000
J. D. Walton.........            *            2000-2002 award period    15,449 shares   20,599 shares   41,198 shares
                                              2003-2005 payout period   $171,875        $229,167        $458,334
D. A. Kittenbrink....            *            2000-2002 award period    11,640 shares   15,521 shares   31,042 shares
                                              2003-2005 payout period   $129,500        $172,667        $345,334

(1) For Mr. Bozzone the amount of the award opportunity was prorated based upon the date his employment with the Company began.

* The amount of the award is generally based on base salary at the beginning of the award period. At the time the award opportunity was set, the awards were denominated two-thirds in shares of Common Stock (with the number of shares based on average price of a share of Common Stock on the New York Stock Exchange for a fixed period immediately prior to the beginning of the award period) and one-third in cash.

PENSION PLANS

The Company maintains a defined benefit pension plan, called the Allegheny Technologies Incorporated Pension Plan ("ATI Pension Plan"), which has a number of benefit formulas that apply separately to various groups of employees and retirees. One formula applies to individuals who were employees of Allegheny Ludlum Corporation ("Allegheny Ludlum") in 1988 when that company established a defined contribution program and ceased accruals under the defined benefit pension plan except for those employees who met certain age and service criteria in 1988.

The benefits payable from a qualified defined benefit plan are limited by the Internal Revenue Code. The Company has established a non-qualified plan to restore benefits to employees affected by those limitations. The following table shows the estimated annual benefits calculated on a straight life annuity basis payable under the Allegheny Ludlum provisions of the ATI Pension Plan and the defined benefit portion of the benefit restoration plan to salaried participants in specified compensation and years of service classifications upon attainment of age 65:

                                Estimated Annual Pension Benefits for
                             Representative Years of Continuous Service*
              -------------------------------------------------------------------------
Remuneration     20          25           30           35           40           45
---------------------------------------------------------------------------------------
2$00,000....  $ 64,000   $   80,000   $   96,000   $  112,000   $  128,000   $  144,000
300,000....     96,000      120,000      144,000      168,000      192,000      216,000
400,000....    128,000      160,000      192,000      224,000      256,000      288,000
500,000....    160,000      200,000      240,000      280,000      320,000      360,000
600,000....    192,000      240,000      288,000      336,000      384,000      432,000
800,000....    256,000      320,000      384,000      448,000      512,000      576,000
1,000,000..    320,000      400,000      480,000      560,000      640,000      720,000
1,500,000..    480,000      600,000      720,000      840,000      960,000    1,080,000
2,000,000..    640,000      800,000      960,000    1,120,000    1,280,000    1,440,000
2,500,000..    800,000    1,000,000    1,200,000    1,400,000    1,600,000    1,800,000

 * The formula used to determine retirement benefits under the pension provisions applicable to employees of Allegheny Ludlum in 1988 considers the participant's annual eligible earnings in the highest five consecutive years of the last ten years prior to retirement or, in the case of Allegheny Ludlum employees with frozen benefits, prior to 1988, and the number of the participant's years of service. Eligible earnings include base salary, including tax-deferred contributions by the employee under the Company's savings plans, and awards, when received, under the Company's short-term incentive plans. Benefits are not subject to deduction for social security or other offset amounts.

As of December 31, 2000, credited years of service under the Allegheny Ludlum provisions of the ATI Pension Plan were 39.17 for Mr. Bozzone, 0.58 for Mr. Murdy, 27.92 for Dr. Shilling, and 2.83 for Mr. Walton. Messrs. Corcoran and Kittenbrink do not participate under the Allegheny Technologies Pension Plan.

In addition, the Company has established a Supplemental Pension Plan which provides certain key employees of the Company and its subsidiaries, including Messrs. Bozzone, Corcoran, Murdy, Walton, Kittenbrink and Dr. Shilling (or their beneficiaries in the event of death), with monthly payments in the event of retirement, disability or death, equal to 50 percent of monthly base salary as of the date of retirement, disability or death. Monthly retirement benefits start two months following the later of (1) age 62, if actual retirement occurs prior to age 62 but after age 58 with the approval of the Board of Directors, or
(2) the date actual retirement occurs and generally continue for a 118-month period. Provisions applicable to Mr. Corcoran are described at "Separation Agreement" below. The plan describes the events that will terminate an employee's participation in the plan. Since the payment of benefits to the participants is contingent on future events, the amount to be paid in the future with respect to such officers cannot be determined at this time.

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

The Company entered employment agreements with Messrs. Murdy and Walton in connection with the combination of Allegheny Ludlum and Teledyne in 1996. The agreements provide for the payment of base salary as well as for eligibility to participate in incentive compensation, equity, employee and fringe benefit plans offered to senior executives of the Company. By their terms, the agreements renew automatically each month absent notice from one party to the other, so that the then remaining term is one year. The agreements generally terminate prior to the expiration date without breach by any party in the event of the death, disability or voluntary resignation of the employee. The Company may also terminate the agreement for cause without breach by it. An employee may resign for good reason (which is defined to include demotion, reduction in base pay or movement of corporate headquarters) and receive severance payments equal to the base pay and bonus, determined based on actual financial results, as well as continued participation in certain compensation and employee benefit plans, for one year, including certain supplemental pension benefits.

In 2000, the Company entered into change in control severance agreements, as amended, with the named officers (other than Mr. Bozzone) and other key employees to assure the Company that it will have the continued support of the executive and the availability of the executive's advice and counsel notwithstanding the possibility, threat or occurrence of a change in control (as defined in the agreement). In general, the agreements provide for the payment of severance benefits if a change in control occurs and within 24 months after the change in control either the Company terminates the executive's employment with the Company without cause (as defined) or the executive terminates employment with the Company for good reason (as defined). Severance compensation includes a multiple of base salary (three for Messrs. Murdy, Walton, Kittenbrink and Shilling), certain accrued benefits, a pro-rated payment of an incentive bonus equal to that which would have been paid had the Company achieved 120% of target, a lump sum payment under the PSP based on the Company's performance for completed years and for future years assuming that the Company would have achieved 120% of target, the continuation of welfare benefits for 36 months and reimbursement for outplacement services. The agreements also provide for the vesting of outstanding options and the lifting of restrictions on stock awarded under the SARP. The agreements have a term of three years, which three year term will continue to be extended until either party gives written notice that it no longer wants to continue to extend the term. If a change of control occurs during the term, the agreements will remain in effect for the longer of three years or until all obligations of the Company under the agreements have been fulfilled.

Mr. Corcoran entered into an employment agreement with the Company, dated September 16, 1999, in connection with his employment as the Company's President and Chief Executive Officer. The agreement had an initial term of five years and for 2000 and beyond provided for, among other things, an annual base salary of at least $800,000, special bonuses of $1,350,000, and participation in the Company's executive compensation programs, including the AIP, PSP, SARP, the stock option program and the Supplemental Pension Plan. The agreement provided if Mr. Corcoran was terminated during the term without cause or resigned for good reason (as defined in the agreement), he would be paid his base salary for the balance of the term (or two years, if greater), the amount of his bonus for the prior year times the number of years remaining in the term (or two, if greater), the special bonuses that remained unpaid and any benefits or accruals under any of the plans and arrangements in which he then participated.

SEPARATION AGREEMENT

On February 15, 2001, the Company entered into a separation agreement with Mr. Corcoran which, in accordance with the terms of Mr. Corcoran's employment agreement, provided that Mr. Corcoran be paid $2,880,000 representing base salary for the remaining term of the employment agreement less certain expenses; $264,621 which was the agreed upon amount paid in connection with Mr. Corcoran's participation in the AIP for 2000; the unpaid special bonuses of $750,000; the Company's standard contribution towards health, life and disability insurance coverage through July 2004; retiree medical coverage after July 2004; eligibility for Supplemental Pension Plan benefits for 12 months starting at age 62 if he does not accept a position with a for profit company before that time; the lapse of the restrictions on 93,750 restricted shares of Common Stock; and for any options to acquire Common Stock to be void after March 15, 2001. Mr. Corcoran has also agreed to confidentiality and non-competition covenants until January 2002.

CUMULATIVE TOTAL STOCKHOLDER RETURN
--------------------------------------------------------------------------------

The graph set forth below shows the cumulative total stockholder return (i.e., price change plus reinvestment of dividends) on the Common Stock from the first day of trading in the Common Stock following the formation of the Company in the combination of Allegheny Ludlum and Teledyne on August 15, 1996 through December 31, 2000 as compared to the S&P 500 Index and the S&P Iron & Steel Index. The graph assumes that $100 was invested on August 16, 1996.

                                               ALLEGHENY TECHNOLOGIES INC         S&P 500 INDEX             IRON & STEEL-500
                                               --------------------------         -------------             ----------------
16 Aug-96                                                100.00                      100.00                      100.00
Dec-96                                                   110.93                      112.16                      106.30
Dec-97                                                   127.80                      149.58                      108.15
Dec-98                                                   104.13                      192.33                       93.74
Dec-99                                                    67.29                      232.80                      103.13
Dec-00                                                    49.53                      103.13                       64.88

On November 29, 1999, the Company completed the Transformation, which included the spin-offs of Teledyne Technologies Incorporated (NYSE: TDY) and Water Pik Technologies, Inc. (NYSE: PIK). In the spin-offs, holders of record on November 22, 1999 received one Teledyne Technologies share for each seven shares of Company Common Stock and one Water Pik share for each twenty shares of Company Common Stock, based on the number of shares of Company Common Stock they held prior to the one-for-two reverse stock split.

CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------

Code, Hennessy & Simmons Funds. Allegheny Ludlum and subsidiaries of Allegheny Ludlum have invested in two limited partnership funds: Code, Hennessy and Simmons Limited Partnership ("Fund I"), and Code, Hennessy & Simmons II L.P. ("Fund II"). The objective of both Funds has been to seek maximum return by investing in leveraged buyouts of operating companies. The investment in Fund I has essentially been liquidated and no further information is provided in this statement regarding that Fund. Profits and losses of Fund II are allocated 80 percent to the limited partners and 20 percent to the general partner. The general partner of Fund II is CHS Management II, L.P. ("CHS II"), whose stockholders are Andrew W. Code, Daniel J. Hennessy, and Brian P. Simmons, each of whom has an equal interest in that firm. Brian P. Simmons is the son of Richard P. Simmons, who beneficially owns more than 5% of the Common Stock. A subsidiary of Allegheny Ludlum also is a limited partner in CHS II and receives 5 percent of CHS II's 20 percent share of Fund II's net profits and losses (i.e., one percent of Fund II's net profits and losses). The Allegheny Ludlum subsidiaries received cash distributions of approximately $1,480,389 in 2000.

CHS II is responsible for managing the selection and structuring of their respective fund's investments. In 2000, the annual base management fee for CHS II was 1.05 percent of the fund's total capital commitments. These fees were offset by fees that the general partner charges to companies the fund acquires. After the offset for fees, the net amounts received by CHS II was zero percent.

In addition to the investment by the Company, Robert P. Bozzone, Chairman, President and Chief Executive Officer, and a subsidiary of The PNC Financial Services Group, Inc. ("PNC") directly or indirectly, have invested or will invest $2.5 million and $7.5 million, respectively, in Fund II. James E. Rohr, President and Chief Executive Officer of PNC, is a member of the Company's Board of Directors.

Kirkpatrick & Lockhart LLP. The Company retained the law firm of Kirkpatrick & Lockhart LLP to perform services for the Company during 2000 and 2001. Charles
J. Queenan, Jr., a member of the Company's Board of Directors, is Senior Counsel to that law firm. See "Compensation Committee Interlocks and Insider Participation" on page 16.

Loans under Stock Acquisition and Retention Programs. Under the terms of the Company's stock acquisition and retention programs, eligible participants may deliver a promissory note, payable to the Company, as payment for the purchase price of shares of Common Stock purchased under the programs. Each note has a term of not more than 10 years and is secured by the shares of Common Stock being purchased with the note. Interest accrues on the notes at a rate, as determined on the applicable purchase date, equal to the lesser of the average borrowing rate of the Company or the prime lending rate of PNC Bank, but not lower than the minimum rate necessary to avoid imputed interest under applicable federal income tax laws. During the 2000 fiscal year, Dr. Shilling, Messrs. Murdy, Walton, and Kittenbrink and Terry L. Dunlap, a member of Mr. Bozzone's immediate family, delivered promissory notes to the Company to pay the purchase price of Common Stock purchased under the program. The largest amount of indebtedness outstanding under the programs during the 2000 fiscal year and the amount of indebtedness outstanding under the programs as of December 31, 2000 were $1,360,582 for Mr. Murdy, $1,134,026 for Dr. Shilling, $1,026,594 for Mr.
Walton, $677,691 for Mr. Kittenbrink and $100,174 for Mr. Dunlap.

OTHER INFORMATION
--------------------------------------------------------------------------------

ANNUAL REPORT ON FORM 10-K

COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, CAN BE OBTAINED WITHOUT CHARGE FROM THE SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY AT 1000 SIX PPG PLACE, PITTSBURGH, PENNSYLVANIA 15222-5479 OR (412) 394-2800.

2002 ANNUAL MEETING AND STOCKHOLDER PROPOSALS

Under Rule 14a-8 of the Securities and Exchange Commission, proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be received no later than November 14, 2001 for inclusion in the proxy statement and proxy card for that meeting. In addition, the Company's certificate of incorporation provides that in order for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice thereof in writing to the Corporate Secretary. To be timely, a stockholder's notice must be delivered to the Secretary not less than 75 days and not more than 90 days prior to the first anniversary of the preceding year's annual meeting which, in the case of the 2002 Annual Meeting of Stockholders, would be no earlier than February 2, 2002 and no later than February 17, 2002. If, however, the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, to be timely, notice by the stockholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The Company's certificate of incorporation also requires that such notice contain certain additional information. Copies of the certificate of incorporation can be obtained without charge from the Senior Vice President, General Counsel and Secretary.

PROXY SOLICITATION

The Company pays the cost of preparing, assembling and mailing this proxy-soliciting material. We will reimburse banks, brokers and other nominee holders for reasonable expenses they incur in sending these proxy materials to our beneficial stockholders whose stock is registered in the nominee's name.

The Company has engaged Morrow & Co. to help solicit proxies from brokers, banks and other nominee holders of the Common Stock at a cost of $8,000 plus expenses. Our employees may also solicit proxies for no additional compensation.

On behalf of the Board of Directors:

/s/ Jon D. Walton
Jon D. Walton
Senior Vice President, General Counsel and Secretary

Dated: March 14, 2001

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

The Board of Directors shall appoint annually the Audit Committee (the "Committee") and appoint its Chairman. Members of the Committee shall serve at the will of the Board of Directors.

COMPOSITION

The Committee shall be comprised of three or more directors, each of whom shall be independent of management and the Company and free from any relationships to the Company that might in the opinion of the Board of Directors interfere with the exercise of his or her independent judgment in carrying out the functions of the Committee. The Board of Directors shall apply the New York Stock Exchange corporate governance listing standards for purposes of evaluating a Committee member's independence. Each member of the Committee shall, when appointed to the Committee, or within a reasonable period of time thereafter, be "financially literate" in the business judgment of the Board of Directors. At least one member of the Committee shall have accounting or related financial management "expertise" as such qualification is interpreted by the Board of Directors in its business judgment.

Members of the Committee shall also serve as members of the Finance Committee and may also serve on other committees of the Board of Directors. The Chairman of the Committee shall also serve as the Chairman of the Finance Committee and shall receive one fee for his or her position as Chairman of both Committees. Members of both the Audit Committee and the Finance Committee who attend a joint meeting of the Committees shall receive a single meeting fee for their attendance at such joint meeting.

RESPONSIBILITY

The Committee shall:

1. Provide assistance to the Board of Directors in fulfilling its statutory and fiduciary responsibilities for fiscal examinations of the Company and in monitoring management's and the independent accountants' participation in the Company's accounting and financial reporting process.

2. Review the Company's administrative, operational and internal accounting controls and its prescribed fiscal procedures and codes of conduct with the independent accountants and the Company's financial management.

3. Review the engagement of the independent accountants and the audit plan of the internal audit function.

4. Recommend to the Board of Directors whether, based on discussions with management and the independent accountants, the financial statements shall be included in the Company's Annual Report on Form 10-K.

5. Annually, review and reassess the adequacy of the Committee Charter.

Notwithstanding that the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company's financial statements and the independent accountants are responsible for auditing those financial statements.

AUTHORITY

The Committee shall have authority to review any matter or activity involving financial accounting, reporting, conflict of interest, or internal controls of the Company.

FUNCTIONS

The Committee shall:

1. Recommend to the Board of Directors the appointment or nomination of the independent accountants for the coming year, considering the independence and effectiveness of the independent accountants. The independent accountants shall be accountable to the Committee and the Board of Directors, which have ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants.

2. Review the scope and general extent of the annual audit plan and other activities and proposed fees of the independent accountants and the audit plan of the internal audit function. Obtain the written statement from the independent accountants that the accountants are required to furnish to the Committee under Independence. Standards Board Standard No. 1. Discuss with the independent accountants any disclosed relationships or services that may impair the objectivity and independence of the independent accountants in order to recommend that the Company's Board of Directors take appropriate action, as necessary, in response to such relationships in order to satisfy itself of the accountants' independence.

3. Prior to the issuance of the Company's release of quarterly earnings, the Chairman of the Committee shall review with the independent accountants and management of the Company whether any matters are required to be communicated to the Committee by the independent accountants under generally accepted auditing standards. If matters are required to be communicated, the Committee shall discuss such matters with the independent accountants and the management of the Company.

4. Review and discuss with management and the independent accountants, upon completion of the annual audit, the Company's financial statements and related SEC reports for their adequacy and compliance with generally accepted accounting, reporting and disclosure principles. Obtain communications from the independent accountants concerning the matters relating to the scope and results of the accountants' audit that the accountants are required to provide to the Committee under Statement on Auditing Standards No. 61.

5. Provide annually to the Board of Directors (a) the report of the Committee, for inclusion in the Company's annual meeting proxy statement, which includes the written statement required to be made by the Committee in order to comply with proxy reporting obligations and (b) such written affirmation regarding the Committee as is required by New York Stock Exchange corporate governance listing standards.

6. Evaluate the effectiveness of the internal and external audit efforts, the effectiveness of the accounting and financial controls, policies and procedures, and the effectiveness of the Company's business ethics policies and practices through a review of reports by, and at regular meetings with, the internal and external auditors and with management, as appropriate.

MEETINGS

The Committee shall hold at least four meetings each year and others as deemed necessary by its chairperson. A report on all Committee meetings will be provided to the Board of Directors.


If you sign and return this card but do not specify a vote, the proxies will           Please mark
vote FOR all items and in their discretion on other matters.                          your votes as     [ X ]
                                                                                       indicated in
                                                                                       this example

The Board of Directors recommends a vote FOR Items A and B:
A. Election of the five nominees as directors:

       FOR                   WITHHELD
all nominees (except     from all nominees       01 Paul S. Brentlinger  02 Ray J. Groves  03 George J. Kourpias  04 James L. Murdy
    as indicated)                                05 William G. Ouchi
                                                 (To withhold authority to vote for any nominee(s), write the name(s) of the
       [   ]                   [   ]             nominee(s) in the space that follows:

                                                 _________________________________________________________________________________.

B. Selection of Auditors.

      FOR     AGAINST     ABSTAIN
                                                                           Please check here to request an admission       [    ]
     [   ]     [   ]        [   ]                                          ticket to the Meeting.

                                                                           By checking the box to the right, I consent to  [    ]
                                                                           view the Company's Annual Reports and Proxy
                                                        _______            Statements electronically via the Internet.
                                                               |           I understand that the Company may no longer
                                                               |           distribute printed materials to me for any
                                                               |           future stockholder meetings until my consent
                                                                           is revoked. I understand that I may revoke
                                                                           my consent at any time by giving written
                                                                           notice to the Company.


Signature(s) __________________________________________  Signature(s) __________________________________________   Date____________

Please sign EXACTLY as your name appears above. When signing as a fiduciary or corporate officer, give full title.
For joint accounts, please furnish both signatures.


                            [ FOLD AND DETACH HERE ]

                 YOUR VOTE IS IMPORTANT. PLEASE VOTE PROMPTLY.
                            You can vote three ways:


1. Call toll-free 1-800-840-1208 on a touch-tone telephone and follow the instructions below. There is NO CHARGE to you for this call.
   or
2. Vote by Internet at our Internet address: http://www.proxyvoting.com/ati or
3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

            [Graphic]  VOTE BY TELEPHONE OR INTERNET  [Graphic]

    -----------------------------------------------------------------------
    |     **IF YOU WISH TO VOTE YOUR SHARES BY TELEPHONE OR INTERNET,     |
    |               PLEASE FOLLOW THE INSTRUCTIONS BELOW**                |
    -----------------------------------------------------------------------


Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.


VOTE BY PHONE:    FOR U.S. STOCKHOLDERS ONLY, CALL TOLL-FREE ON A TOUCH-TONE
                  TELEPHONE 1-800-840-1208 ANYTIME. THERE IS NO CHARGE TO YOU
                  FOR THIS CALL. You will be asked to enter a CONTROL NUMBER which is located in the box in the lower right corner of this form. After entering your Control Number you will hear these instructions.

     ----------------------------------------------------------------------
     |  OPTION 1: To vote as your Board recommends on ALL items, press 1.  |
     ----------------------------------------------------------------------

     ----------------------------------------------------------------------
     |  OPTION 2: If you choose to vote on each item separately, press 0.  |
     |            You will hear these instructions:                        |
     ----------------------------------------------------------------------


                  Item A: To vote FOR ALL nominees, press 1; to WITHHOLD FOR
                          ALL nominees, press 9. To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

                  Item B: To vote FOR, press 1; AGAINST, press 9; ABSTAIN,
                          press 0.

                          You must confirm your vote, when asked, by pressing 1.

  VOTE BY INTERNET:  THE WEB ADDRESS IS
                     http://www.proxyvoting.com/ati

  RETURN THE ABOVE PROXY CARD ONLY IF YOU
  DO NOT VOTE BY TELEPHONE OR INTERNET

  THANK YOU FOR VOTING.

                       ALLEGHENY TECHNOLOGIES INCORPORATED
                         PROXY FOR 2001 ANNUAL MEETING

                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                      ALLEGHENY TECHNOLOGIES INCORPORATED

The undersigned hereby appoints James L. Murdy, Mary W. Snyder and Jon D. Walton or any of them, each with power of substitution and revocation, proxies or proxy to vote all shares of Common Stock which the registered stockholder named herein is entitled to vote with all powers which the stockholder would possess if personally present, at the Annual Meeting of Stockholders of Allegheny Technologies Incorporated on May 3, 2001, and any adjournments thereof, upon the matters set forth on the reverse of this card, and, in their discretion, upon such other matters as may properly come before such meeting.

STOCKHOLDERS MAY VOTE BY TOLL-FREE TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OR STOCKHOLDERS MAY VOTE BY COMPLETING, DATING AND SIGNING THIS PROXY CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

    If you wish to use this card to vote your shares, please vote, date and sign on the reverse side.



                            [ FOLD AND DETACH HERE ]

[ALLEGHENY TECHNOLOGIES LOGO]


Dear Stockholder:

Enclosed are materials relating to the Allegheny Technologies 2001 Annual Meeting of Stockholders. The Notice of the Meeting and Proxy Statement describe the formal business to be transacted at the meeting.

Your vote is important. Please vote your proxy promptly whether or not you expect to attend the meeting. You may vote by toll-free telephone, by Internet or by signing and returning the proxy card (above) in the enclosed postage-paid envelope.

/s/ JON D. WALTON
Jon D. Walton
Senior Vice President,
General Counsel and Secretary

If you sign and return this card but do not specify a vote, the proxies will           Please mark
vote FOR all items and in their discretion on other matters.                          your votes as     [ X ]
                                                                                       indicated in
                                                                                       this example

The Board of Directors recommends a vote FOR Items A and B:
A. Election of the five nominees as directors:

       FOR                   WITHHELD
all nominees (except     from all nominees       01 Paul S. Brentlinger  02 Ray J. Groves  03 George J. Kourpias  04 James L. Murdy
    as indicated)                                05 William G. Ouchi
                                                 (To withhold authority to vote for any nominee(s), write the name(s) of the
       [   ]                   [   ]             nominee(s) in the space that follows:

                                                 _________________________________________________________________________________.

B. Selection of Auditors.

      FOR     AGAINST     ABSTAIN
                                                                           Please check here to request an admission       [    ]
     [   ]     [   ]        [   ]                                          ticket to the Meeting.

                                                                           By checking the box to the right, I consent to  [    ]
                                                                           view the Company's Annual Reports and Proxy
                                                        _______            Statements electronically via the Internet.
                                                               |           I understand that the Company may no longer
                                                               |           distribute printed materials to me for any
                                                               |           future stockholder meetings until my consent
                                                                           is revoked. I understand that I may revoke
                                                                           my consent at any time by giving written
                                                                           notice to the Company.


Signature(s) __________________________________________  Signature(s) __________________________________________   Date____________

Please sign EXACTLY as your name appears above. When signing as a fiduciary or corporate officer, give full title.
For joint accounts, please furnish both signatures.


                            [ FOLD AND DETACH HERE ]

                 YOUR VOTE IS IMPORTANT. PLEASE VOTE PROMPTLY.
                            You can vote three ways:


1. Call toll-free 1-800-840-1208 on a touch-tone telephone and follow the instructions below. There is NO CHARGE to you for this call.
   or
2. Vote by Internet at our Internet address: http://www.proxyvoting.com/ati or
3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

            [Graphic]  VOTE BY TELEPHONE OR INTERNET  [Graphic]

    -----------------------------------------------------------------------
    |     **IF YOU WISH TO VOTE YOUR SHARES BY TELEPHONE OR INTERNET,     |
    |               PLEASE FOLLOW THE INSTRUCTIONS BELOW**                |
    -----------------------------------------------------------------------


Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.


VOTE BY PHONE:    FOR U.S. STOCKHOLDERS ONLY, CALL TOLL-FREE ON A TOUCH-TONE
                  TELEPHONE 1-800-840-1208 ANYTIME. THERE IS NO CHARGE TO YOU
                  FOR THIS CALL. You will be asked to enter a CONTROL NUMBER which is located in the box in the lower right corner of this form. After entering your Control Number you will hear these instructions.

     ----------------------------------------------------------------------
     |  OPTION 1: To vote as your Board recommends on ALL items, press 1.  |
     ----------------------------------------------------------------------

     ----------------------------------------------------------------------
     |  OPTION 2: If you choose to vote on each item separately, press 0.  |
     |            You will hear these instructions:                        |
     ----------------------------------------------------------------------


                  Item A: To vote FOR ALL nominees, press 1; to WITHHOLD FOR
                          ALL nominees, press 9. To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

                  Item B: To vote FOR, press 1; AGAINST, press 9; ABSTAIN,
                          press 0.

                          You must confirm your vote, when asked, by pressing 1.

  VOTE BY INTERNET:  THE WEB ADDRESS IS
                     http://www.proxyvoting.com/ati

  RETURN THE ABOVE PROXY CARD ONLY IF YOU
  DO NOT VOTE BY TELEPHONE OR INTERNET

  THANK YOU FOR VOTING.

                      ALLEGHENY TECHNOLOGIES INCORPORATED
                VOTING INSTRUCTION CARD FOR 2001 ANNUAL MEETING

    o PERSONAL RETIREMENT AND 401(K) SAVINGS ACCOUNT PLAN

    o RETIREMENT SAVINGS PLAN

    o SAVINGS AND SECURITY PLAN OF THE LOCKPORT AND WATERBURY FACILITIES

    o THE 401(K) SAVINGS ACCOUNT PLAN OF ALLEGHENY LUDLUM CORPORATION (WASHINGTON PLANT)

    o THE 401(K) PLAN

    o ALLEGHENY RODNEY (ALSTRIP) PROFIT SHARING PLAN

    o TDY INDUSTRIES, INC. PROFIT SHARING PLAN FOR CERTAIN EMPLOYEES OF METALWORKING PRODUCTS

The undersigned hereby directs Mellon Bank, N.A., the Trustee of the above Plans, to vote the full number of shares of Common Stock allocated to the account of the undersigned under the Plans, at the Annual Meeting of Stockholders of Allegheny Technologies Incorporated on May 3, 2001, and any adjournments thereof, upon the matters set forth on the reverse of this card, and, in its discretion, upon such other matters as may properly come before such meeting.

PLAN PARTICIPANTS MAY GIVE DIRECTIONS BY TOLL-FREE TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OR PARTICIPANTS MAY GIVE DIRECTIONS BY COMPLETING, DATING AND SIGNING THIS CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

         IF YOU WISH TO USE THIS CARD TO VOTE YOUR SHARES, PLEASE VOTE,
                       DATE AND SIGN ON THE REVERSE SIDE.

                            [ FOLD AND DETACH HERE ]




    o PERSONAL RETIREMENT AND 401(K) SAVINGS ACCOUNT PLAN

    o RETIREMENT SAVINGS PLAN

    o SAVINGS AND SECURITY PLAN OF THE LOCKPORT AND WATERBURY FACILITIES

    o THE 401(K) SAVINGS ACCOUNT PLAN OF ALLEGHENY LUDLUM CORPORATION (WASHINGTON PLANT)

    o THE 401(K) PLAN

    o ALLEGHENY RODNEY (ALSTRIP) PROFIT SHARING PLAN

    o TDY INDUSTRIES, INC. PROFIT SHARING PLAN FOR CERTAIN EMPLOYEES OF METALWORKING PRODUCTS

As a Plan participant, you have the right to direct Mellon Bank, N.A., the Plan Trustee, how to vote the shares of Allegheny Technologies Common Stock that are allocated to your Plan account and shown on the attached voting instruction card. The Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.

You may vote by telephone, Internet or by completing, signing and returning the voting instruction card (above). A postage-paid return envelope is enclosed.

The Trustee must receive your voting instructions by April 30, 2001. If the Trustee does not receive your instructions by April 30, 2001, the plan administrator may instruct the Trustee to vote your shares as the administrator directs.

You will receive a separate set of proxy solicitation materials for any shares of Common Stock you own other than your Plan shares. Your non-plan shares must be voted separately from your Plan shares.


If you sign and return this card but do not specify a vote, the proxies will           Please mark
vote FOR all items and in their discretion on other matters.                          your votes as     [ X ]
                                                                                       indicated in
                                                                                       this example

The Board of Directors recommends a vote FOR Items A and B:
A. Election of the five nominees as directors:

       FOR                   WITHHELD
all nominees (except     from all nominees       01 Paul S. Brentlinger  02 Ray J. Groves  03 George J. Kourpias  04 James L. Murdy
    as indicated)                                05 William G. Ouchi
                                                 (To withhold authority to vote for any nominee(s), write the name(s) of the
       [   ]                   [   ]             nominee(s) in the space that follows:

                                                 _________________________________________________________________________________.

B. Selection of Auditors.

      FOR     AGAINST     ABSTAIN
                                                                           Please check here to request an admission       [    ]
     [   ]     [   ]        [   ]                                          ticket to the Meeting.

                                                                           By checking the box to the right, I consent to  [    ]
                                                                           view the Company's Annual Reports and Proxy
                                                        _______            Statements electronically via the Internet.
                                                               |           I understand that the Company may no longer
                                                               |           distribute printed materials to me for any
                                                               |           future stockholder meetings until my consent
                                                                           is revoked. I understand that I may revoke
                                                                           my consent at any time by giving written
                                                                           notice to the Company.


Signature(s) __________________________________________  Signature(s) __________________________________________   Date____________

Please sign EXACTLY as your name appears above. When signing as a fiduciary or corporate officer, give full title.
For joint accounts, please furnish both signatures.


                            [ FOLD AND DETACH HERE ]

                 YOUR VOTE IS IMPORTANT. PLEASE VOTE PROMPTLY.
                            You can vote three ways:


1. Call toll-free 1-800-840-1208 on a touch-tone telephone and follow the instructions below. There is NO CHARGE to you for this call.
   or
2. Vote by Internet at our Internet address: http://www.proxyvoting.com/ati or
3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

            [Graphic]  VOTE BY TELEPHONE OR INTERNET  [Graphic]

    -----------------------------------------------------------------------
    |     **IF YOU WISH TO VOTE YOUR SHARES BY TELEPHONE OR INTERNET,     |
    |               PLEASE FOLLOW THE INSTRUCTIONS BELOW**                |
    -----------------------------------------------------------------------


Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.


VOTE BY PHONE:    FOR U.S. STOCKHOLDERS ONLY, CALL TOLL-FREE ON A TOUCH-TONE
                  TELEPHONE 1-800-840-1208 ANYTIME. THERE IS NO CHARGE TO YOU
                  FOR THIS CALL. You will be asked to enter a CONTROL NUMBER which is located in the box in the lower right corner of this form. After entering your Control Number you will hear these instructions.

     ----------------------------------------------------------------------
     |  OPTION 1: To vote as your Board recommends on ALL items, press 1.  |
     ----------------------------------------------------------------------

     ----------------------------------------------------------------------
     |  OPTION 2: If you choose to vote on each item separately, press 0.  |
     |            You will hear these instructions:                        |
     ----------------------------------------------------------------------


                  Item A: To vote FOR ALL nominees, press 1; to WITHHOLD FOR
                          ALL nominees, press 9. To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

                  Item B: To vote FOR, press 1; AGAINST, press 9; ABSTAIN,
                          press 0.

                          You must confirm your vote, when asked, by pressing 1.

  VOTE BY INTERNET:  THE WEB ADDRESS IS
                     http://www.proxyvoting.com/ati

  RETURN THE ABOVE PROXY CARD ONLY IF YOU
  DO NOT VOTE BY TELEPHONE OR INTERNET

  THANK YOU FOR VOTING.

                       ALLEGHENY TECHNOLOGIES INCORPORATED
                 VOTING INSTRUCTION CARD FOR 2001 ANNUAL MEETING

                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                      ALLEGHENY TECHNOLOGIES INCORPORATED

        OREGON METALLURGICAL CORPORATION EMPLOYEE STOCK COMPENSATION PLAN
                  OREGON METALLURGICAL CORPORATION SAVINGS PLAN

The undersigned, a participant in the Plan, acting as a Named Fiduciary, hereby directs the Trustee to vote in person or by proxy at the Annual Meeting of Stockholders of Allegheny Technologies Incorporated on May 3, 2001 (a) all common shares of Allegheny Technologies Incorporated credited to the undersigned's account under the Plan on the record date ("allocated shares") and
(b) the proportionate number of common shares of Allegheny Technologies Incorporated allocated to the accounts of other participants in the Plan, but for which the Trustee does not receive valid voting instructions ("non-directed shares") and as to which the undersigned is entitled to direct the voting in accordance with the Plan provisions.

PLAN PARTICIPANTS MAY GIVE DIRECTIONS BY TOLL-FREE TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OR PARTICIPANTS MAY GIVE DIRECTIONS BY COMPLETING, DATING AND SIGNING THIS CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

         IF YOU WISH TO USE THIS CARD TO VOTE YOUR SHARES, PLEASE VOTE,
                       DATE AND SIGN ON THE REVERSE SIDE.

                            [ FOLD AND DETACH HERE ]


                                                   [ALLEGHENY TECHNOLOGIES LOGO]


OREGON METALLURGICAL CORPORATION EMPLOYEE STOCK COMPENSATION PLAN
OREGON METALLURGICAL CORPORATION SAVINGS PLAN

As a Plan participant, you have the right to direct the Plan Trustee how to vote the shares of Allegheny Technologies Common Stock that are allocated to your Plan account and shown on the attached voting instruction card. The Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.

You may vote by telephone, Internet or by completing, signing and returning the voting instruction card (above). A postage-paid return envelope is enclosed.

The Trustee must receive your voting instructions by April 30, 2001. Under the Plan, shares allocated to the accounts of participants for which the Trustee does not receive timely directions (in the form of a signed voting instruction card, telephone directions, or internet directions), are voted by the Trustee as directed by the participants who tender timely directions. By completing the Voting Instruction Card, you are directing the Trustee, in your capacity as a Named Fiduciary under the Plan, to vote allocated shares and a proportionate share of the non-directed shares held in the Plan. The number of non-directed shares for which you may instruct the Trustee to vote will depend on how many other participants exercise their right to direct the voting of the non-directed shares.

You will receive a separate set of proxy solicitation materials for any shares of Common Stock you own other than your Plan shares. Your non-plan shares must be voted separately from your Plan shares.